Exhibit 99.1

Cincinnati Bell Announces Proposed Offering of $500 Million of CyrusOne Senior Notes

CINCINNATI - October 29, 2012 - Cincinnati Bell Inc. (NYSE:CBB) today announced that its wholly-owned subsidiaries, CyrusOne LP and CyrusOne Finance Corp., intend to offer $500 million in aggregate principal amount of Senior Notes due 2022 (the “Notes”), subject to market and other conditions. The Notes will be guaranteed by CyrusOne Inc. and certain of its subsidiaries. The net proceeds from the sale of the Notes are intended to be used to repay related party notes payable to Cincinnati Bell. Cincinnati Bell intends to use the proceeds received from CyrusOne to redeem its outstanding 7% Senior Notes due 2015, certain of the Cincinnati Bell Telephone notes due 2023, and to conduct a tender offer for a portion of its 8.25% Senior Notes due 2017 and its 8.375% Senior Notes due 2020.

The Notes will be offered in the United States to qualified institutional buyers under Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside of the United States under Regulation S under the Securities Act. The Notes and the related guarantees will not be registered under the Securities Act or any state securities laws, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release does not constitute an offer to sell or a solicitation to buy the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Safe Harbor Note
This release may contain forward-looking statements regarding future events and our future results that are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “predicts,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “endeavors,” “strives,” “may,” variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially and adversely from those reflected in the forward-looking statements. Factors that could

Exhibit 99.1

cause or contribute to such differences include, but are not limited to, those discussed in this release and those discussed in other documents we file with the Securities and Exchange Commission (SEC). More information on potential risks and uncertainties is available in our recent filings with the SEC, including Cincinnati Bell's Form 10-K report, Form 10-Q reports and Form 8-K reports. Actual results may differ materially and adversely from those expressed in any forward-looking statements. We undertake no obligation to revise or update any forward-looking statements for any reason.

About Cincinnati Bell Inc.
With headquarters in Cincinnati, Ohio, Cincinnati Bell (NYSE: CBB) provides integrated communications solutions - including local, long distance, data, Internet, entertainment and wireless services - that keep residential and business customers in Greater Cincinnati and Dayton connected with each other and with the world. In addition, Cincinnati Bell provides best-in-class data center colocation services to its enterprise customers through its facilities with fully redundant power and cooling solutions that are currently located in the Midwest, Texas, London and Singapore. Complementing the colocation products, Cincinnati Bell also offers complex information technology solutions like managed services and technology staffing.

Investor / Media contact:
Josh Duckworth
513-397-2292
joshua.duckworth@cinbell.com